UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2007

LONG-E INTERNATIONAL, INC.
(Exact name of registrant specified in charter)

Utah	000-28727	87-0624752
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C-6F, Huhan Chuangxin Block, Keyuan Road, Hi-Tech Industry Zone, Shenzhen, 518000, Guangdong, China
(Address of principal executive offices) (Zip Code)

(86) 755 3396 5188
(Registrant’s telephone number, including area code)

___________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers.

(a) On November 8, 2007, Jeffrey Liang (Liang Zhu) and Chen Dong notified the board of directors of the registrant, Long-e International, Inc., that they were each immediately resigning from the registrant’s board of directors for personal reasons. Both Mr. Liang and Mr. Dong provided written notice of resignation, provided as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference.

Mr. Liang and Mr. Dong are both members of the registrant’s Compensation Committee; the board of directors has not made replacement appointments to the Compensation Committee as of the date hereof. Mr. Liang will continue to serve as Chief Financial Officer of the registrant.

The registrant has provided each of Mr. Liang and Mr. Dong a copy of this Current Report and each of Mr. Liang and Mr. Dong has provided the registrant a letter addressed to the registrant stating whether he or she agrees with the statements made by the registrant herein; such letters are provided as Exhibits 99.3 and 99.4 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Letter of Resignation from Board of Directors from Liang Zhu, dated November 8, 2007
99.2	Letter of Resignation from Board of Directors from Chen Dong, dated November 8, 2007
99.3	Letter acknowledging Form 8-K disclosures regarding resignation from Liang Zhu, dated November 14, 2007
99.4	Letter acknowledging Form 8-K disclosures regarding resignation from Chen Dong, dated November 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2007	By:	/s/ Bu Shengfu
Bu Shengfu
President and Chief Executive Officer
(Duly Authorized Officer)

Date: November 14, 2007	By:	/s/ Liang Zhu
Liang Zhu
Chief Financial Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter of Resignation from Board of Directors from Liang Zhu, dated November 8, 2007
99.2	Letter of Resignation from Board of Directors from Chen Dong, dated November 8, 2007
99.3	Letter acknowledging Form 8-K disclosures regarding resignation from Liang Zhu, dated November 14, 2007
99.4	Letter acknowledging Form 8-K disclosures regarding resignation from Chen Dong, dated November 14, 2007